 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2017

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Dolphin Digital Media, Inc. (the “Company”) previously announced the closing of its acquisition of 42West, LLC (“42West”) on March 30, 2017, on the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement dated March 30, 2017 by and among the Company and Leslee Dart, Amanda Lundberg, Allan Mayer and the Beatrice B. Trust (the “42West Acquisition”).

This Form 8-K/A amends the Form 8-K the Company filed on April 5, 2017, to include 42West’s audited financial statements as of, and for the years ended, December 31, 2016 and 2015 and the unaudited pro forma combined financial information related to the 42West Acquisition required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

 The audited financial statements of 42West as of, and for the years ended, December 31, 2016 and 2015, as well as the accompanying notes thereto and the related Independent Auditors’ Report, are filed as Exhibit 99.1 attached hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

 The unaudited pro forma combined financial information giving effect to the 42West Acquisition is filed as Exhibit 99.2 attached hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit 99.1	42West LLC’s Audited Financial Statements as of, and for the Years Ended, December 31, 2016 and 2015.

Exhibit 99.2	Dolphin Digital Media, Inc. Unaudited Pro Forma Combined Financial Information of Dolphin Digital Media, Inc. and 42West, LLC as of, and for the Year Ended, December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer
Date: June 9, 2017